                                                                  September 2012

                                                         Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                           Registration Statement No. 333-162195
                                                         Dated September 6, 2012

Deutsche Bank Commodity Indices

September 2012

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Contents

Section

1.   Optimum Yield Indices

*    DB Commodity Booster - DJUBS ERAC Index

*    DB Commodity Booster DJUBS - TV14 ERAC Index

*    DB Commodity Booster - Benchmark Index

2.   Mean Reversion Indices

*    DBLCI - MR Index

*    DBLCI - Mean Reversion Enhanced ERAC Index

*    DB MR Enhanced 15 Index

*    DBLCI - MR+ Index

3.   Market Neutral Indices

*    DB Commodity Harvest ERAC Index

*    DB Commodity Harvest -- 10 ERAC Index

4.   Long-Short Indices

*    DBLCI Commodity Momentum Index

5.   DB Commodity Allocator Index

6.   DB Commodity Risk Parity 18 Index

7.   DB Commodity Apex 14 ERAC Index

8.   Optimum Yield Enhanced Indices

*    DB Commodity Booster OYE DJUBS Index

*    DB Commodity Booster OYE Benchmark Light Energy Index

*    DB Commodity Curve Alpha ERAC Index

*    DB Commodity Curve Alpha ERAC 10 Index

Appendix

1    Appendix

Executive Summary

The Evolution of Commodity Markets

[]   Commodities are an asset class in their own right and exhibit unique characteristics such as historically low correlation with traditional asset classes and a positive correlation with inflation

[]   An investment in a commodity index is a simple way for investors to gain exposure to the asset class while insulating them from the mechanics of rolling futures and posting collateral. This transparent, rule-based roll mechanism eliminates human intervention

[]   Deutsche Bank is one of the largest providers of non-benchmark commodity indices with a comprehensive suite of commodity index products aimed at enhancing beta returns and extracting market neutral alpha returns in the commodity space

[]   As the commodity market has evolved, Deutsche Bank has created new indices that may benefit from the special features of the asset class

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DB Commodity — Family of Indices

Introduction

- The Deutsche Bank suite of Commodity indices seeks to enhance returns by altering traditional commodity index construction rules related to: Relative value asset allocation (Mean Reversion); Market momentum filter (Momentum); Futures Rolling Methodology (Optimized Yield); Controlled Risk (Target Volatility) and Risk Parity

DB Commodity Indices	Mean Reversion	Momentum	Optimized Yield	Optimized Yield Enhanced	Risk Parity	Target Volatility
DB Commodity Booster – DJUBS ERAC			✓			
DB Commodity Booster DJUBS – TV14 ERAC			✓			✓
DB Commodity Booster – Benchmark			✓			
DBLCI-MR	✓					
DBLCI-MR+	✓	✓				
DBLCI – Mean Reversion Enhanced ERAC	✓		✓			
DB MR Enhanced 15	✓		✓			✓
DB Commodity Harvest ERAC			✓			
DB Commodity Harvest – 10 ERAC			✓			✓
DBLCI Commodity Momentum Index		✓				
DB Commodity Allocator	✓	✓	✓			
DB Commodity Risk Parity 18 Index	✓	✓	✓		✓	✓
DB Commodity Apex 14 ERAC Index	✓	✓	✓		✓	✓
DB Commodity Booster OYE DJUBS				✓		
DB Commodity Booster OYE Benchmark Light Energy				✓		
DB Commodity Curve Alpha ERAC				✓		
DB Commodity Curve Alpha ERAC 10				✓		✓

Deutsche Bank
4

Optimum Yield Indices

Section 1

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DB Commodity Booster -- DJUBS ERAC

Index Summary

[]   Composition of DB Commodity Booster DJUBS ERAC Index: The DB Commodity
     Booster -- DJUBS ERAC Index has the same base weights as the DJUBS Index.
     Weights are rebalanced annually.

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
     ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Embedded Cost: 0.70% per annum

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBDEN)

Note:

1    ERAC: Excess Return After Cost

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[]   Optimize roll returns by attempting to invest in contracts with the highest implied roll yield

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DB Commodity Booster -- DJUBS

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[]   Subtract 0.70% fees per annum

DB Commodity Booster -- DJUBS ERAC

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Note:

1 Weights shown are: Current Weight (Base Weight). Current weights are as of 31
Aug 2012

2 ERAC: Excess Return After Cost 7

DB Commodity Booster -- DJUBS ERAC

Performance Analysis

Index Returns (1)

Index Sector Exposure (1)

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Sector           Current Weight (%)
Energy                           31.54
Precious Metal                   12.43
Industrial Metal                 15.85
Agriculture                      40.19

                           DB Commodity Booster - DJUBS ERAC
                           DJUBS

                           (SandP-GSCI) 1
Performance Analysis Year on Year Performance Comparison (1)
                             DB Commodity
 / ERAC Indices
 -------------------------------------------------------- --------
January 2002 -- Aug 2012         Booster -- DJUBS DJUBS          SandP-GSCI
                                 ERAC
Annualized Returns               10.3%            4.7%           3.9%
Volatility                       17.0%            18.6%          25.6%
Sharpe Ratio(2)                  0.61             0.25           0.15
Maximum Drawdown                -54.3%           -57.1%         -71.6%
  Start Date                    Jul-08           Jul-08         Jul-08
  End Date                      Mar-09           Mar-09         Feb-09
Max Monthly Consecutive Loss    -51.7%           -54.5%         -67.8%
  Start Date                    Jul-08           Jul-08         Jul-08
  End Date                      Feb-09           Feb-09         Feb-09
Max/Min Returns
  Rolling 12 Months             46% / -48.8%     39.9% / -52.7% 74.8% / -64.8%
  Rolling 3 Months              24.2% / -38.5%   24.7% / -39.7% 34.4% / -53.4%
Average Monthly Returns         0.9%             0.5%           0.6%
% Months with Gains             65.6%            58.6%          60.9%
Correlation
DJUBS                           0.97             1.00           0.91
SandP-GSCI                      0.88             0.91           1.00

                        Annual Returns for Excess Return
                 DB Commodity Booster -- DJUBS
  Calendar Year                          ERAC     DJUBS     SandP-GSCI
      2002                              22.35%    23.86%    29.92%
      2003                              26.88%    22.66%    19.48%
      2004                              22.26%     7.64%    15.65%
      2005                              29.73%    17.54%    21.61%
      2006                              11.79%    -2.71%   -19.07%
      2007                              15.87%    11.08%    26.81%
      2008                              -30.94%  -36.61%   -47.29%
      2009                              18.97%    18.72%    13.30%
      2010                              16.13%    16.67%     8.88%
      2011                              -9.77%   -13.37%    -1.23%
      2012 YTD                          3.89%      3.80%     4.91%
      Annualized Return                10.32%      4.74%     3.93%

Notes:

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1    Source: Bloomberg. DB Commodity Booster -- DJUBS ERAC has been retrospectively calculated and did not exist prior to 12 October 2010.
     Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster -- DJUBS ERAC Index would have been lower than the Index as a result of fees and / or costs

2    Sharpe Ratio = annualized return / volatility. ERAC = Excess Return After
     Cost

3    Data is as of 31 Aug 2012. Statistics shown are either for excess return indices or ERAC indices. 8

DB Commodity Booster DJUBS -- TV14 ERAC

Index Summary

[]   Composition: Same base weights as the DJUBS Index

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
     ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Target Volatility: Varies its exposure to the DB Commodity Booster -- DJUBS
     ERAC Index with a view to target a volatility of 14%. Exposure is capped at
     500%.

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBTVN)

Note:

1 ERAC: Excess Return After Cost

Index replicates the DJUBS Index by using the corresponding OY indices, thereby providing similar commodity exposure while seeking to manage roll returns more effectively Applies Target Volatility technology with the aim of achieving a smoother return profile, as well as to benefit from the historically negative correlation between index returns and realized volatility

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DB Commodity Booster DJUBS -- TV14 ERAC
Index Construction

   Agriculture      Industrial Metals    Precious Metals          Energy
40.19% (36.15% (1)) 15. 85% (18.64% (1)) 12.43% (12.56% (1)) 31.54% (32.64% (1))

DJUBS

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Apply Optimum Yield Technology

[]   Optimize roll returns by attempting to invest in contracts with the highest implied roll yield

DB Commodity Booster -- DJUBS

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[]   Subtract 0.70% fees per annum

DB Commodity Booster -- DJUBS ERAC

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Apply Target Volatility Technology

[]   Volatility is targeted at 14% by varying exposure to the DB Commodity
     Booster -- DJUBS ERAC Index

DB Commodity Booster DJUBS -- TV14 ERAC

Note:

1    Weights shown are: Current Weight (Base Weight). Current weights are as of
     31 Aug 2012

2    ERAC: Excess Return After Cost

DB Commodity Booster DJUBS -- TV14 ERAC

Performance Analysis

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                             DB Commodity Booster DJUBS - TV14 ERAC
                             DB Commodity Booster - DJUBS ERAC
                             DJUBS

Performance Analysis (1)

                                 DB Commodity          DB Commodity
 Excess Return / ERAC Indices
January 2002 -- Aug 2012         Booster DJUBS - TV 14 Booster -- DJUBS DJUBS
 Commodity Booster
                                 ERAC                  ERAC

Annualized Returns               13.7%                 10.3%          4.7%
Volatility                       14.7%                 17.0%          18.6%
Sharpe Ratio                     0.93                  0.61           0.25
Maximum Drawdown                 -35.3%                -54.3%         -57.1%
  Start Date                     Jul-08                Jul-08         Jul-08
  End Date                       Mar-09                Mar-09         Mar-09
Max Monthly Consecutive Loss     -33.2%                -51.7%         -54.5%
  Start Date                     Jul-08                Jul-08         Jul-08
  End Date                       Feb-09                Feb-09         Feb-09
Max/Min Returns
  Rolling 12 Months              58.5% / -31.6%        46% / -48.8%   39.9% / -52.7%
  Rolling 3 Months               27.5% / -23.6%        24.2% / -38.5% 24.7% / -39.7%
Average Monthly Returns          1.2%                  0.9%           0.5%
% Months with Gains              65.6%                 65.6%          58.6%
Correlation
  DB Commodity Booster -- (DJUBS) 0.94                 1.00           0.97
ERAC
  DJUBS                          0.93                  0.97           1.00

Year on Year Performance Comparison (1)

                            Annual Returns for
                  DB Commodity Booster DB

Calendar Year       DJUBS - TV 14 ERAC        -- DJUBS ERAC                   DJUBS
2002                           28.73%              22.35%                  23.86%
2003                           45.66%              26.88%                  22.66%
2004                           26.18%              22.26%                   7.64%
2005                           29.49%              29.73%                  17.54%
2006                           10.23%              11.79%                   -2.71%
2007                           15.91%              15.87%                  11.08%
2008                          -16.19%              -30.94%                  -36.61%
2009                           12.73%              18.97%                  18.72%
2010                           15.63%              16.13%                  16.67%
2011                           -8.94%              -9.77%                  -13.37%
2012 YTD                        1.50%              3.89%                   3.80%
Annualized Return              13.74%              10.32%                   4.74%

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Notes:

1    Source: Bloomberg. DB Commodity Booster -- DJUBS ERAC and DB Commodity
     Booster DJUBS -- TV14 ERAC have been retrospectively calculated and did not exist prior to 12 October 2010. Accordingly, the results shown Booster during the DJUBS retrospective -- TV14 periods ERAC Index do not would reflect have actual been returns. lower Past than performance the Index as a is result not necessarily of fees and indicative / or costs of how the
     Index will perform in the future. The performance of any investment product based on the DB (Commodity) 11

2    Data is as of 31 Aug 2012. Statistics shown are for excess return indices or ERAC Indices. Current weights shown are for DB Commodity Booster --
     DJUBS ERAC Index

DB Commodity Booster -- Benchmark

Index Summary

[]   Composition: Same base weights as the SandP GSCI Index

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
     ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBSEU)

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[]   Optimize roll returns by attempting to invest in contracts with the highest implied roll yield

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DB Commodity Booster -- Benchmark

Note:

1    Weights shown are: Current Weight (Base Weight). Current weights are as of
     31 Aug 2012

DB Commodity Booster -- Benchmark

Performance Analysis

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Performance Analysis (1)

 Indices
                             DB Commodity
January 2002 -- Aug 2012     Booster -- Benchmark DJUBS          SandP-GSCI
Annualized Returns           11.9%                4.7%           3.9%
Volatility                   22.4%                18.6%          25.6%
Sharpe Ratio                 0.53                 0.25           0.15
Maximum Drawdown             -64.6%               -57.1%         -71.6%
  Start Date                 Jul-08               Jul-08         Jul-08
  End Date                   Feb-09               Mar-09         Feb-09
Max Monthly Consecutive Loss -60.7%               -54.5%         -67.8%
  Start Date                 Jul-08               Jul-08         Jul-08
  End Date                   Feb-09               Feb-09         Feb-09
Max / Min Returns
  Rolling 12 Months          76.3% / -56.7%       39.9% / -52.7% 74.8% / -64.8%
  Rolling 3 Months           33.4% / -47.4%       24.7% / -39.7% 34.4% / -53.4%
Average Monthly Returns      1.1%                 0.5%           0.6%
% Months with Gains          60.9%                58.6%          60.9%
Correlation
  DJUBS                      0.90                 1.00           0.91
 SandP-GSCI                  0.97                 0.91           1.00

              Year on Year Performance Comparison (1)
                 Annual Returns for Excess Return
                     DB Commodity

Calendar Year Booster -- Benchmark  DJUBS     SandP-GSCI
2002                     25.99%    23.86%       29.92%
2003                     27.09%    22.66%       19.48%
2004                     38.49%     7.64%       15.65%
2005                     41.80%    17.54%       21.61%
2006                     -2.31%    -2.71%      -19.07%
2007                     25.49%    11.08%       26.81%
2008                    -36.65%   -36.61%      -47.29%
2009                     20.31%    18.72%       13.30%
2010                      9.69%    16.67%        8.88%
2011                     -0.55%   -13.37%       -1.23%
2012 YTD                  4.05%     3.80%        4.91%
Annualized Return        11.94%     4.74%        3.93%

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Notes:

1    Source: Bloomberg. DB Commodity Booster -- Benchmark has been retrospectively calculated and did not exist prior to 15 December 2007.
     Accordingly, the results shown during the retrospective periods do not reflect actual than returns. the Past Index performance as a result of is fees not necessarily and / or costs indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster -- Benchmark Index would have been (lower) 14

2    Data is as of 31 Aug 2012. Statistics shown are for excess return indices.

Mean Reversion Indices

Section 2

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DBLCI-MR

Index Summary

[]   Components: Tracks the performance of a basket of 6 commodity futures:
     Aluminum, WTI Crude Oil, Heating Oil, Gold, Corn, and Wheat

[]   Dynamic Weights: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among six of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals,
     Agriculture. The commodity weight is determined formulaically based on the ratio between a one-year and five-year moving average price

[]   Rebalancing: A rebalancing will occur whenever one of the commodities undergoes a "trigger event. " A trigger event occurs when the one-year moving average price of the commodity trades +/-- 5% than the five-year moving average

[]   Roll Frequency and Method: Fixed monthly roll for Energy components, fixed yearly roll for Metals and Agriculture components

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBLCMMCL)

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[]   Weight of each component determined based on the ratio of 1 year moving average price to 5 year moving average price

DBLCI-MR

  Corn         Gold     Heating Oil  WTI Crude Oil  Aluminium      Wheat
(7.45% (2)) (2.14% (2)) (10.38% (2))   (32.39% (2)) (29.07% (2)) (18.55% (2))

Source: Deutsche Bank, 2012

Notes:

1    Base Weights of DBLCI-MR Index

2    Current Weights as of 31 Aug 2012

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DBLCI-MR

Performance Analysis

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Performance Analysis (1)
January 2002 -- Aug 2012     DBLCI-MR       DBLCI          DJUBS

Annualized Returns           13.0%          9.1%           4.7%

Volatility                   21.3%          23.5%          18.6%

Sharpe Ratio                 0.61           0.39           0.25

Maximum Drawdown             -62.8%         -65.2%         -57.1%

  Start Date                 Jul-08         Jul-08         Jul-08

  End Date                   Feb-09         Feb-09         Mar-09

Max Monthly Consecutive Loss -59.0%         -61.9%         -54.5%

  Start Date                 Jul-08         Jul-08         Jul-08

  End Date                   Feb-09         Feb-09         Feb-09

Max / Min Returns

  Rolling 12 Months          84% / -56.3%   83.1% / -60.7% 39.9% / -52.7%

  Rolling 3 Months           33.3% / -43.1% 28.8% / -47.4% 24.7% / -39.7%

Average Monthly Returns      1.2%           0.9%           0.5%

% Months with Gains          62.5%          60.2%          58.6%

Correlation

  DBLCI                      0.91           1.00           0.90
  DJUBS                      0.85           0.90           1.00

Year on Year Performance Comparison (1)
Annual Returns for Excess Return Indices

Calendar Year DBLCI-MR     DBLCI      DJUBS
2002            27.73%    32.14%      23.86%

2003            21.21%    22.42%      22.66%
2004            25.85%    26.11%      7.64%

2005             2.96%    13.89%      17.54%
2006            39.22%     3.06%      -2.71%
2007            42.49%    34.67%      11.08%

2008           -35.43%    -39.60%     -36.61%
2009            22.29%    10.17%      18.72%

2010            13.62%    12.33%      16.67%
2011            -2.47%     -1.13%     -13.37%
2012 YTD         5.72%     5.94%      3.80%

Annualized Return 12.99%   9.06%     4.74%

Notes:

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1    Source: Bloomberg. DBLCI-MR has been retrospectively calculated and did not exist prior to 28 February 2003. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI-MR Index would have been lower than the Index as a result of fees and / or costs

2    Data is as of 31 Aug 2012. Statistics shown are for excess return indices.

DBLCI -- Mean Reversion Enhanced ERAC

Index Summary

[]   Components: Tracks the performance of a basket of 12 commodity futures:
     Aluminium, Nickel, Zinc, Copper, Lead, WTI Crude Oil, Natural Gas, Gold,
     Silver, Corn, Wheat and Soybeans.

[]   Wheat(1) : Wheat exposure is taken through an equally-weighted basket of
     Chicago Wheat, Minneapolis Wheat and Kansas Wheat

[]   Dynamic Weights and Diversification(2): Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid commodities in four sectors: Energy, Base Metals,
     Precious Metals, Agriculture. In order to avoid concentration and ensure adequate diversification, single commodity allocations except Agriculture commodities are first subject to a 32% cap and then to 18% cap on subsequent commodities. Agriculture commodities are subject to a cap of 18%

[]   Optimizing Roll Returns: Deutsche Bank's proprietary Optimum Yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Rebalancing: A rebalancing will occur if on the monthly rebalance date, the one-year moving average price of one or more commodities trade +/-- 5% than the five-year moving average

[]   Embedded Cost: 1.10% per annum

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBLCMREN)

Note:

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1 Until Feb 2012  exposure  to Wheat in the Mean  Reversion  Enhanced  Index was
taken entirely through Chicago Wheat futures

2 Until Feb 2012 the single commodity  weighting cap was 35% (currently 32%) and the subsequent individual cap was 20% (currently 18%)

3 ERAC: Excess Return After Cost

DBLCI -- Mean Reversion Enhanced ERAC

Invests in 12 liquid commodity contracts. Over-weights cheap commodities and under-weights expensive ones Employs OY technology seeking to maximize roll yield by selecting the optimum futures contract

[GRAPHIC OMITTED]

Index Construction

    Agriculture    Industrial Metal Precious Metal Energy (40% (1))
      (25% (1))         (18% (1))        (17% (1))

Basket with Base Weights

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Apply Optimum Yield Technology

[]   Optimize roll returns by attempting to invest in contracts with the highest implied roll yield

Basket with Base Weights using OY sub-indices

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Apply MR Technology

[]   Weight of each component determined based on the ratio of 1 year moving average (MA) price to 5 year MA price

DBLCI Mean Reversion Enhanced

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[]   Subtract 1.10% fees per annum

DBLCI Mean Reversion Enhanced ERAC

    Agriculture             Industrial Metal
    (21.61% (2))               (27.06% (2))

 Precious Metal    Energy
     (2.11% (2)) (49.23% (2))

Source: Deutsche Bank, 2012

Notes:

1 Base Weights of DBLCI-MR Enhanced ERAC Index. Current Weights as of 31 Aug
2012

2 ERAC: Excess Return After Cost

DBLCI -- Mean Reversion Enhanced ERAC

Performance Analysis

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                             DBLCI Mean
January 2002 -- Aug 2012     Reversion Enhanced DBLCI-MR   DJUBS
                             ERAC
Annualized Returns           8.5%           13.0%          4.7%
Volatility                   19.4%          21.3%          18.6%
Sharpe Ratio                 0.44           0.61           0.25
Maximum Drawdown             -56.2%         -62.8%         -57.1%
Start Date                   Jul-08         Jul-08         Jul-08
End Date                     Mar-09         Feb-09         Mar-09
Max Monthly Consecutive Loss -54.1%         -59.0%         -54.5%
Start Date                   Jul-08         Jul-08         Jul-08
End Date                     Feb-09         Feb-09         Feb-09
Max/Min Returns
Rolling 12 Months            69.3% / -47.1% 84% / -56.3%   39.9% / -52.7%
Rolling 3 Months             35.7% / -37.9% 33.3% / -43.1% 24.7% / -39.7%
Average Monthly Returns      0.8%           1.2%           0.5%
% Months with Gains          59.4%          62.5%          58.6%
Correlation
DBLCI -- MR                  0.85           1.00           0.85
DJUBS                        0.85           0.85           1.00

                         Annual Returns for Excess Return / ERAC Indices
                        DBLCI Mean
                  Reversion Enhanced
Calendar Year                 ERAC   DBLCI-MR                             DJUBS
2002                        14.25%     27.73%                            23.86%
2003                        31.72%     21.21%                            22.66%
2004                        21.81%     25.85%                             7.64%
2005                         9.22%      2.96%                            17.54%
2006                        27.12%     39.22%                             -2.71%
2007                        25.28%     42.49%                            11.08%
2008                       -27.10%    -35.43%                            -36.61%
2009                        36.02%     22.29%                            18.72%
2010                         4.14%     13.62%                            16.67%
2011                       -22.73%     -2.47%                            -13.37%
2012 YTD                     -5.69%     5.72%                             3.80%
Annualized Return            8.54%     12.99%                             4.74%

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Notes:

1 Source: Bloomberg. DBLCI -- Mean Reversion Enhanced ERAC and DBLCI-MR have been retrospectively calculated and did not exist prior to 26 October 2009 and
28 February 2003 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI -- Mean Reversion
Enhanced ERAC Index would have been lower than the Index as a result of fees and
/ or costs 21

2 Data is as of 31 Aug 2012. Statistics shown are for excess return / ERAC indices.

DB MR Enhanced 15

Index Summary

[]   Components: Tracks the performance of a basket of 12 commodity futures:
     Aluminium, Nickel, Zinc, Copper, Lead, WTI Crude Oil, Natural Gas, Gold,
     Silver, Corn, Wheat and Soybeans

[]   Wheat(1) : Wheat exposure is taken through an equally-weighted basket of
     Chicago Wheat, Minneapolis Wheat and Kansas Wheat

[]   Dynamic Weights and Diversification(2): Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid commodities in four sectors: Energy, Base Metals,
     Precious Metals, Agriculture. In order to avoid concentration and ensure adequate diversification, single commodity allocations except Agriculture commodities are first subject to a 32% cap and then to 18% cap on subsequent commodities. Agriculture commodities are subject to a cap of 18%

[]   Optimizing Roll Returns: Deutsche Bank's proprietary Optimum Yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Target Volatility: Exposure to the DBLCI Mean Reversion Enhanced is reset monthly in order to target a realized volatility of 15%. Exposure is capped at 300%.

[]   Rebalancing: A rebalancing will occur if on the monthly rebalance date, the one-year moving average price of one or more commodities trade +/-- 5% than the five-year moving average

[]   Transparency: The DB MR Enhanced 15 is a rule-based index with the closing level and weights published daily on Bloomberg (DBLCMTEU)

[GRAPHIC OMITTED]

Notes:

1 Until Feb 2012 exposure to Wheat in the Mean Reversion Enhanced Index was taken entirely through Chicago Wheat futures

2 Until Feb 2012 the single commodity weighting cap was 35% (currently 32%) and the subsequent individual cap was 20% (currently 18%) 22

DB MR Enhanced 15

Invests in 12 liquid commodity contracts. Over-weights cheap commodities and under-weights expensive ones Employs OY technology seeking to maximize roll yield and Target Volatility technology with the aim of obtaining a smoother return profile

[GRAPHIC OMITTED]

Index Construction

Agriculture Industrial Metal Precious Metal Energy (40% (1))
  (25% (1))      (18% (1))        (17% (1))

Basket with Base Weights

[GRAPHIC OMITTED]

Apply Optimum Yield Technology

[]   Optimize roll returns by attempting to invest in contracts with the highest implied roll yield

Basket with Base Weights using OY Sub-indices

[GRAPHIC OMITTED]

Apply Mean Reversion Technology

[]   Weight of each component determined based on the ratio of 1 year MA price to 5 year MA price

DBLCI -- Mean Reversion Enhanced(2)

Agriculture(21.61%), Industrial Metal(27.06%), Precious Metal(2.11%) and
Energy(49.23%)

[GRAPHIC OMITTED]

Apply Target Volatility Technology

[]   Volatility targeted at 15% by varying exposure to the DBLCI -- Mean
     Reversion Enhanced Index

DB MR Enhanced 15

Note:

1    Base Weights of DBLCI -- Mean Reversion Enhanced Index

2    Current Weights of DBLCI-Mean Reversion Enhanced Index as of 31 Aug 2012

DB MR Enhanced 15

[GRAPHIC OMITTED]

                                               DBLCI -- Mean
January 2002 -- Aug 2012     DB MR Enhanced 15                    DJUBS
                                               Reversion Enhanced
Annualized Returns           14.0%             9.7%               4.7%
Volatility                   15.7%             19.3%              18.6%
Sharpe Ratio                 0.89              0.50               0.25
Maximum Drawdown             -39.0%            -55.9%             -57.1%
Start Date                   Jul-08            Jul-08             Jul-08
End Date                     Jun-12            Mar-09             Mar-09
Max Monthly Consecutive Loss -33.5%            -53.8%             -54.5%
Start Date                   Jul-08            Jul-08             Jul-08
End Date                     Feb-09            Feb-09             Feb-09
Max/Min Returns
Rolling 12 Months            79% / -31.1%      71.2% / -46.5%     39.9% / -52.7%
Rolling 3 Months             25% / -22.2%      36% / -37.4%       24.7% / -39.7%
Average Monthly Returns      1.2%              0.9%               0.5%
% Months with Gains          59.4%             59.4%              58.6%
Correlation
DBLCI-MR                     0.92              1.00               0.84
DJUBS                        0.81              0.84               1.00

                        Annual Returns for Excess Return Indices
                  ---------------------------------------------- -------
                      DB MR        DBLCI -- Mean
Calendar Year     Enhanced 15 Reversion Enhanced                  DJUBS
2002                  25.61%            15.52%                   23.86%
2003                  53.97%            33.19%                   22.66%
2004                  25.18%            23.16%                    7.64%
2005                  15.77%            10.43%                   17.54%
2006                  30.96%            28.54%                    -2.71%
2007                  24.84%            26.67%                   11.08%
2008                 -11.82%           -26.29%                   -36.61%
2009                  18.57%            37.53%                   18.72%
2010                   5.99%             5.29%                   16.67%
2011                 -16.78%           -21.87%                   -13.37%
2012 YTD              -4.58%             -4.99%                   3.80%
Annualized Return     13.95%             9.75%                    4.74%

[GRAPHIC OMITTED]

Note:

1    Source: Bloomberg. DBLCI -- Mean Reversion Enhanced and DB MR Enhanced 15
     have been retrospectively calculated and did not exist prior to 25 July
     2008 and 28 September 2009 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB MR
     Enhanced 15 Index would have been lower than the Index as a result of fees and / or costs.

2    Data is as of 31 Aug 2012. Statistics shown are for excess return indices.

DBLCI MR+

Index Summary

[]   Components: Tracks the performance of 6 commodity futures: Aluminum, WTI
     Crude Oil, Heating Oil, Gold, Corn and Wheat

[]   Dynamic Weights: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among six of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals,
     Agriculture

[]   Dynamic Allocation: The "Plus" strategy aims to preserve excess returns generated by the DBLCI-MR by adjusting its exposure monthly to reflect upward and downward momentum cycles. A sample set of returns for each period ranging between one and twelve months are calculated. The weight assigned to DBLCI-MR is based on the number of periods with positive returns

[]   Rebalancing: A rebalancing in the underlying index (DBLCI-MR) will occur whenever one of the commodities undergoes a "trigger event. " A trigger event occurs when the one-year moving average price of the commodity trades
     +/-- 5% than the five-year moving average

[]   Roll Frequency and Method: Fixed monthly roll for Energy components, fixed yearly roll for Metals and Agriculture components

[]   Transparency: Rule-based index with the closing level, weights and exposure published daily on Bloomberg (DBLCMPUE)

[GRAPHIC OMITTED]

Invests in 6 liquid commodity contracts. Over-weights cheap commodities and under-weights expensive ones Aims to offer upside exposure to DBLCI-MR but limit potential drawdowns by employing a momentum algorithm

DBLCI MR+
Index Construction

   Corn      Gold    Heating oil  WTI     Aluminium     Wheat
(11.25%(1)) (10%(1))   (20%(1))  (35%(1))  (12.5%(1)) (11.25%(1))

DBLCI-MR Returns(3)

1 Month  8.1%
-------- -----
2 Month  14.9%
-------- -----
3 Month  7.7%
-------- -----
4 Month  4.4%
-------- -----
5 Month  -0.8%
-------- -----
6 Month  0.5%
-------- -----
7 Month  0.8%
-------- -----
8 Month  5.4%
-------- -----
9 Month  2.2%
-------- -----
10 Month 8.7%
-------- -----
11 Month 2.4%
-------- -----
12 Month 6.7%
-------- -----

Basket with Base Weights

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Apply Mean Reversion Technology

[]   Weight of each component determined based on the ratio of 1 year MA price to 5 year MA price

DBLCI-MR(2)

Corn(7.5%), Gold(2.1%), Heating Oil(10.4%), Crude Oil(32.4%), Aluminium(29.1%)
and Wheat(18.6%)

[GRAPHIC OMITTED]

Apply 'Plus' Strategy

[]   Variable exposure to DBLCI-MR with the aim of preserving the upside but limiting loses

[]   Exposure to DBLCI-MR = total number of positive returns / 12 (11/12 =
     91.67%)

DBLCI MR+

Note:

1 Base Weights of DBLCI-MR Index

2 Current Weights of DBLCI-MR Index as of 31 Aug 2012

3 Returns are calculated as of 6(th) business day of each month, from Aug 2011 to Aug 2012.

[GRAPHIC OMITTED]

[GRAPHIC OMITTED]

[GRAPHIC OMITTED]

1    Source: Bloomberg. DBLCI-MR and DBLCI-MR+ have been retrospectively calculated and did not exist prior to 28 February 2003 and 20 June 2007 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI-MR+ Index would have been lower than the Index as a result of fees and / or costs

2    Data is as of 31 Aug 2012. Statistics shown are for excess return indices.

Market Neutral Indices

Section 3

[GRAPHIC OMITTED]

DB Commodity Harvest ERAC

Index Summary

[]   Market Neutral Strategy: The DB Commodity Harvest ERAC Index goes short the
     SandP Goldman Sachs Light Energy Index and long the DB Commodity Booster --
     Benchmark Light Energy Index, an Optimum Yield version of the SandP Goldman
     Sachs Light Energy Index, in an attempt to provide market-neutral exposure, and to generate returns from DB's optimum yield technology.

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Embedded Cost: 0.60% per annum

[]   Transparency: Rule based index with the closing level and weights published daily on Bloomberg (DBLCHNUE)

Note:

1 ERAC: Excess Return After Cost

[GRAPHIC OMITTED]

SandP GSCI Light Energy

[GRAPHIC OMITTED]

Apply Optimum Yield Technology

[] Optimize roll returns by attempting to maximize implied roll yield

DB Commodity Booster --
Benchmark Light Energy

Long

SandP GSCI Light Energy

SandP GSCI Light Energy rolls each commodity to its nearest available futures contract

Short

[GRAPHIC OMITTED]

[] Subtract 0.60% fees per annum At each rebalance date, the Short position
(SandP GSCI Light Energy) rolls to the nearest dated futures contract for each commodity whereas the Long position (DB Commodity Booster -- Benchmark Light
Energy) rolls to the future contract with the highest implied roll yield and expires within DB Commodity Harvest ERAC the next 13 months.

[GRAPHIC OMITTED]

Note:

1 Weights shown are: Current Weight (Base Weight). Current weights are as of 31
Aug 2012

2 ERAC: Excess Return After Cost

[GRAPHIC OMITTED]

Notes:

[GRAPHIC OMITTED]

1    Source: Bloomberg. DB Commodity Harvest ERAC and DB Commodity Booster --
     Benchmark Light Energy have been retrospectively calculated and did not exist prior to 14 October 2008 and 15 December 2007 respectively.
     Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Harvest ERAC Index have been lower than the Index as a result of fees and / or costs 31

2    Statistics shown are for excess return / ERAC indices. Data is as of 31 Aug
     2012

DB Commodity Harvest -- 10 ERAC
Index Summary

[]   Market Neutral Strategy: The DB Commodity Harvest Index goes short the
     SandP Goldman Sachs Light Energy Index and long the DB Commodity Booster --
     Benchmark Light Energy Index, an Optimum Yield version of the SandP Goldman
     Sachs Light Energy Index, in an attempt to provide market-neutral exposure, and to generate returns from DB's optimum yield technology

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Target Volatility: Varies exposure to the DB Commodity Harvest ERAC Index with a view to target a volatility of 10%. Exposure is capped at 500%.

[]   Transparency: Rule based index with the closing level and weights published daily on Bloomberg (DBCMHVEG)

Note:

1 ERAC: Excess Return After Cost

[GRAPHIC OMITTED]

[GRAPHIC OMITTED]

Apply Target Volatility Technology

[] Volatility targeted at 10% by varying exposure to the DB Commodity Harvest
ERAC

[GRAPHIC OMITTED]

DB Commodity Harvest -- 10 ERAC

Note: 1 Weights shown are: Current Weight (Base Weight). Current weights are as of 31 Aug 2012

2 ERAC: Excess Return After Cost

DB Commodity Harvest -- 10 ERAC

Performance Analysis

[GRAPHIC OMITTED]

                                            DB
                             DB Commodity                     SandP-GSCI
January 2002 -- Aug 2012                    Commodity Harvest
                             Harvest -- 10 (ERAC) ERAC        Light Energy
Annualized Returns           11.8%          4.1%              3.7%
Volatility                   10.9%          3.4%              19.4%
Sharpe Ratio                 1.08           1.19              0.19
Maximum Drawdown             -27.0%         -6.3%             -60.9%
 Start Date                  Jun-10         May-07            Jul-08
 End Date                    Jul-12         Sep-07            Feb-09
Max Monthly Consecutive Loss -17.2%         -5.3%             -58.0%
  Start Date                 Jun-07         Jun-07            Jul-08
  End Date                   Sep-07         Sep-07            Feb-09
Max / Min Returns
  Rolling 12 Months          66.4% / -21.5% 17% / -5.4%       48.2% / -55.8%
  Rolling 3 Months           20.9% / -17.6% 6.4% / -5.6%      26.1% / -44.6%
Average Monthly Returns      1.0%           0.3%              0.5%
% Months with Gains          66.4%          66.4%             59.4%
Correlation
  DB Commodity Harvest ERAC  0.96           1.00              -0.54
  SandP-GSCI Light Energy      -0.53          -0.54             1.00

                        Annual Returns for Excess Return / ERAC Indices
                  -----------------------------------------------------
                                                  DB
                     DB Commodity    Commodity Harvest   SandP-GSCI
Calendar Year     Harvest -- 10 ERAC            ERAC   Light Energy
2002                       -8.22%              -2.63%      15.09%
2003                        9.87%              3.84%       15.41%
2004                       47.35%             12.84%        7.31%
2005                       34.80%             10.17%       15.51%
2006                       36.68%             12.30%       -3.77%
2007                       -2.51%              -0.44%      17.16%
2008                       39.69%             10.61%      -40.39%
2009                        1.85%              0.58%       15.17%
2010                       -5.88%              -1.38%      16.94%
2011                        3.51%              1.58%       -7.28%
2012 YTD                  -11.01%              -2.22%       7.15%
Annualized Return          11.81%              4.07%        3.74%

[GRAPHIC OMITTED]

Notes:

1    Source: Bloomberg. DB Commodity Harvest - 10 ERAC and DB Commodity Harvest
     ERAC have been retrospectively calculated and did not exist prior to 14
     October 2008. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Harvest - 10 ERAC Index have been lower than the Index as a result of fees and / or costs.

2 Statistics shown are for excess return / ERAC indices. Data is as of 31 Aug
2012

Long-Short Indices

Section 4

[GRAPHIC OMITTED]

DBLCI Commodity Momentum

Index Summary

[]   Summary: The strategy goes long a basket of commodities at certain times, short a basket of commodities at certain other times, and provides no exposure the remaining times. Decision to go long or short or stay neutral is based on observing momentum across 14 commodities.

[]   Components: Crude Oil, Natural Gas, Heating Oil, RBOB Gasoline, Corn,
     Wheat, Soybeans, Sugar, Aluminum, Copper, Nickel, Zinc, Gold and Silver

[]   Bullish / Bearish Indicator: For a particular commodity, 15 day moving average greater than the 60 day moving average indicates a bullish signal and a bearish signal otherwise.

[]   Environment Indicator (EI): If nine or more commodities have a bullish signal, this implies an EI of 1. If nine or more commodities commodities have a bearish signal, then EI is -1. Otherwise it is zero.

[]   Rebalancing: Each month, if the 45 day moving average of EI is greater than
     50%, the strategy goes long an equally weighted basket of bullish signal commodities for the next month. If it is less than -50%, the strategy goes short an equally weighted basket of bearish signal commodities for the next month. If it is between -50% and 50%, the strategy provides no exposure for the following month

[]   Transparency: Rule-based index with the closing level published daily on
     Bloomberg (DBCMMOUE)

[GRAPHIC OMITTED]

DBLCI Commodity Momentum
Index Construction
------------------ ------------------ ----------------- -------------------
Agriculture (Corn, Industrial Metals                         Energy
 Wheat, Soybeans,  (Aluminum, Copper, Precious Metals   (Crude Oil, Natural
        Sugar)         nickel, Zinc)     (Gold, Silver) Gas, Heating Oil,
                                                         RBOB Gasoline)

Basket with 14 Commodities

[GRAPHIC OMITTED]

Apply Momentum strategy

[] Generate bullish/bearish signal by computing 45 day moving average of the
Environmental Indicator (EI)

Basket with Bearish or Bullish commodities

[GRAPHIC OMITTED]

Rebalancing

[] Long / short / stay neutral depending upon the signal generated above

DBLCI Commodity Momentum Index

[GRAPHIC OMITTED]

DBLCI Commodity Momentum
Performance Analysis

Index Returns (1)

Year on Year Performance Comparison (1)

[GRAPHIC OMITTED]

                             DBLCI
January 2002 -- Aug 2012     Commodity      SandP GSCI       DJUBS
                             Momentum
Annualized Returns           12.6%          3.9%           4.7%
Volatility                   16.4%          25.6%          18.6%

Sharpe Ratio                 0.77           0.15           0.25
Maximum Drawdown             -24.7%         -71.6%         -57.1%
 Start Date                  Dec-11         Jul-08         Jul-08
 End Date                    Aug-12         Feb-09         Mar-09
Max Monthly Consecutive Loss -15.7%         -67.8%         -54.5%
  Start Date                 Apr-12         Jul-08         Jul-08
  End Date                   Aug-12         Feb-09         Feb-09
Max / Min Returns
  Rolling 12 Months          90.9% / -19.8% 74.8% / -64.8% 39.9% / -52.7%
  Rolling 3 Months           51.8% / -15%   34.4% / -53.4% 24.7% / -39.7%
Average Monthly Returns      1.1%           0.6%           0.5%
% Months with Gains          42.2%          60.9%          58.6%
Correlation
  SandP GSCI                   0.07           1.00           0.91
  DJUBS                      0.14           0.91           1.00

2010              19.12%  8.88%  16.67%

  2011               9.20%  -1.23% -13.37%

2012 YTD          -21.20% 4.91%   3.80%
Annualized Return 12.58%  3.93%   4.74%

Notes:

[GRAPHIC OMITTED]

1    Source: Bloomberg. DBLCI Commodity Momentum index has been retrospectively calculated and did not exist prior to 18 October 2010. Accordingly, the results shown during the retrospective periods do not reflect actualreturns. Past performance is not necessarily indicative of how the
     Index will perform in the future. The performance of any investment product based on the DBLCI Commodity Momentum Index would has been lower than the
     Index as a result of fees and / or costs. Statistics shown are for excess return indices. Data is as of 31 Aug 2012 38

DB Commodity Allocator Index

Section 5

[GRAPHIC OMITTED]

DB Commodity Allocator

Index Summary

[]   Components: Uses a rule based methodology to allocate between Beta (the DB
     MR Enhanced ERAC (1) Index) and Alpha (the DB Commodity Harvest USD ERAC
     Index), allowing investors access to a strategy that aims to be fully allocated to alpha during periods of commodities downturns

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ("OY")
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Dynamic Allocation: Aims to preserve excess returns generated by the DB MR
     Enhanced ERAC Index by adjusting exposure to underlying indices monthly to reflect upward and downward momentum cycles. A sample set of returns for each period ranging between one and twelve months are calculated. The weight assigned to DB MR Enhanced ERAC Index is based on the number of periods with positive returns. The remaining weight is leveraged 3 times and assigned to the DB Commodity Harvest ERAC Index

[]   Rebalancing: Each month, the index adjusts its exposure to each underlying index based on the momentum of the DB MR Enhanced ERAC Index.

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBLCABER)

[GRAPHIC OMITTED]

Note:

1  ERAC: Excess Return After Cost

DB Commodity Allocator

Index Construction

        Strategy aims to  36.19% Energy (37.38% (1))
  generate alpha from
                          -------------------------- -
     roll returns and to
 smoothen the return
   profile by adjusting   SandP GSCI Light Energy
exposure in response
            to changes in                            A

  Precious          Industrial         Agriculture
   Metals             Metals           and Livestock
 7.23% (7.35% (1)) 12.67% (14.81% (1)) 43.91% (40.45%(1))
------------------ ------------------- ------------------

                           SandP GSCI Light Energy

pply Optimum Yield Technology realized volatility

[]   Optimize roll returns by attempting to maximize implied roll yield DB
     Commodity Booster -- Benchmark Light Energy Carry Strategy Long Short

[]   Market neutral equally weighted Long and Short positions to generate Alpha
     DB Commodity Harvest Deduct Index Cost of 0.60% pa

[GRAPHIC OMITTED]

Energy     Precious        Industrial    Agriculture
(40%(2)) Metals (17%(2)) Metals (18%(2))   (25%(2))

Basket with Base Weights

[GRAPHIC OMITTED]

Apply Optimum Yield Technology

[] Optimize roll returns by attempting to maximize implied roll yield

Basket with Base Weights using OY sub-indices

[GRAPHIC OMITTED]

Apply MR Technology and
weight constraints

DBLCI -- Mean Reversion Enhanced(3)
Agriculture(21.61%), Industrial Metal(27.06%), Precious Metal(2.11%) and
Energy(49.23%)

[GRAPHIC OMITTED]

Deduct Index Cost
of 1.10% pa

DB Commodity Harvest USD ERAC (ALPHA)

DB MR Enhanced ERAC (BETA)

-    BETA: (DBLCI-MR Enhanced ERAC Index) attempts to provide enhanced beta exposure to commodities using the mean reversion behaviour of commodities.
     It dynamically allocates exposure to 12 commodities across sectors and attempts to optimize roll returns.

-    ALPHA: (DB Commodity Harvest USD ERAC Index) attempts to generate alpha by using DB's optimum yield technology, while providing market-neutral exposure to commodities.

[GRAPHIC OMITTED]

Notes:

1    Weights of SandP GSCI Light Energy Index shown are: current weights (Base
     Weights). Current weights are as of 31 Aug 2012

2    Base Weights of DBLCI -- Mean Reversion Enhanced Index

3    Current weights of DBLCI -- Mean Reversion Enhanced Index as of 31 Aug 2012

DB Commodity Allocator
Index Construction

DB Commodity Harvest USD ERAC (ALPHA)

[GRAPHIC OMITTED]

Apply 3x Leverage

DB Commodity Harvest USD ERAC Leveraged

DB MR Enhanced ERAC (BETA)

Weight = 1 -- Weight of Beta
(100% -- 33.33% = 66.67%)

Strategic Allocation

Weight = total number of positive
returns / 12 (4/12 = 33.33%)

[GRAPHIC OMITTED]

[] Allocation to both indices adjusted monthly based on momentum of the Beta
Index

 Beta Index Returns(1)
----------------------
1 Month  -1.23%
-------- -------------
2 Month  5.21%         DB Commodity Allocator
-------- -------------
3 Month  6.62%
-------- -------------
4 Month  4.68%
-------- -------------
5 Month  0.93%
-------- -------------
6 Month  -6.90%
-------- -------------
7 Month  -8.45%
-------- -------------
8 Month  -7.05%
-------- -------------
9 Month  -9.90%
-------- -------------
10 Month -14.95%
-------- -------------
11 Month -14.17%
-------- -------------
12 Month -22.02%
-------- -------------

Notes:

1 Returns are calculated as of 3(rd) to last business day of each month, from
Aug 2011 to Aug 2012.

[GRAPHIC OMITTED]

DB Commodity Risk Parity 18 Index

Section 6

[GRAPHIC OMITTED]

DB Commodity Risk Parity 18

Index Summary

[]   Risk Parity: Provides exposure to 4 commodity sector indices such that risk contribution of each to the resulting portfolio is equal. Risk contribution is determined by using past 3 month realized volatilities and correlations.
     Volatility is targeted at 18% by leveraging the equal risk weighted portfolio; such leverage is capped at 300%.

[]   Components: The 4 sector indices used to construct the index are: DBLCI-OY
     Energy Index, DBLCI-OY Industrial Metal Index, DBLCI-OY Precious Metal
     Index and DBLCI-OY Agriculture Index.

[]   Rebalancing: Each month, sector exposures are adjusted with the aim of achieving equal risk contributions and a volatility of 18%.

[]   Optimizing Roll Returns: All 4 sector indices employ Deutsche Bank's proprietary optimum yield ("OY") technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months[] Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMRPTV)

[GRAPHIC OMITTED]

DB Commodity Risk Parity 18
Index Construction
------------------ ------------------ ------------------ ------------------
     DBLCI-OY         DBLCI-OY          DBLCI-OY           DBLCI-OY
   Energy Index    Industrial Metal   Precious Metal       Agriculture
      (20.86% (1)) Index (26.49% (1)) Index (28.07% (1)) Index (24.58% (1))

Basket with 4 Sector Indices

[GRAPHIC OMITTED]

Apply Risk Parity Technology

[] Allocates weights to each sector index such that the risk contribution of all components is equal

DB Commodity Risk Parity

[GRAPHIC OMITTED]

Apply 0.50% fees per annum

Apply Target Volatility Technology

[] Volatility is targeted at 18% by varying exposure to each underlying sector index

DB Commodity Risk Parity 18

Note:

1 Current weights are as of 31 Aug 2012

[GRAPHIC OMITTED]

Notes:

[GRAPHIC OMITTED]

1 Source: Bloomberg. DB Commodity Risk Parity 18 index has been retrospectively calculated and did not exist prior to August 2010. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Risk
Parity 18 Index would have been lower than the Index as a result of fees and /
or costs.

2 Statistics shown are for excess return indices. Data is as of 31 Aug 2012

DB Commodity Apex 14 ERAC Index

Section 7

[GRAPHIC OMITTED]

DB Commodity Apex 14 ERAC

Index Summary

[]   Attempts to generate reliable returns independent of market cycle

[]   By combining 3 well-established, yet uncorrelated commodities strategies --
     mean reversion, momentum, and carry -- the Apex index aims to generate extremely stable returns from the commodities markets

[]   Components: Allocates exposure monthly between Mean Reversion (the DBLCI MR
     Enhanced Index), Carry (the DB Commodity Harvest 3X Index), and Momentum
     (the DBLCI Commodity Momentum Index) in the inverse ratio of their 3 month volatilities. Exposure to each index is floored at 17.5% and capped at 65%.
     Exposure to the resulting basket is further scaled to target a volatility of 14%, with a maximum exposure of 200%.

[]   Embedded Cost: A fee of 1.00% per annum is embedded in the basket.

[]   DBLCI MR Enhanced(1): Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals,
     Agriculture. In order to avoid concentration and ensure adequate diversification, single commodity allocations except Agriculture commodities are first subject to a 32% cap and then to 18% cap on subsequent commodities. Agriculture commodities are subject to a cap of
     18%.

[]   DB Commodity Harvest: The DB Commodity Harvest Index goes short the SandP
     Goldman Sachs Light Energy Index and long the DB Commodity Booster --
     Benchmark Light Energy Index, an Optimum Yield version of the SandP Goldman
     Sachs Light Energy Index, in an attempt to provide market-neutral exposure, and to generate returns from DB's optimum yield technology

[]   DBLCI Commodity Momentum: The strategy goes either long or short an equally weighted basket of commodities, depending on momentum in the commodities complex.

[]   Transparency: Rule-based index with the closing level published daily on
     Bloomberg (DBCMA14N)

Note:

1 Until Feb 2012 the single commodity weighting cap was 35% (currently 32%) and the subsequent individual cap was 20% (currently 18%)

[GRAPHIC OMITTED]

Strategic Allocation

[] Exposure to the 3 indices is adjusted monthly in inverse  proportion of their
3 month realized volatilities

DB Commodity Apex

[GRAPHIC OMITTED]

[] Subtract 1.00% fees per annum

DB Commodity Apex ERAC

[GRAPHIC OMITTED]

Target Volatility

[]   Adjust exposure monthly, by looking at 3 month realized volatility, to target a volatility of 14%. Exposure to DB Commodity Apex is capped at 200%

DB Commodity Apex 14 ERAC
(Current Exposure: 179.49%)

[GRAPHIC OMITTED]

Note:

1 Weights; as of 31 Aug 2012 50

DB Commodity Apex 14 ERAC
Performance Analysis

[GRAPHIC OMITTED]

DB Commodity Momentum DB MR Enhanced DB Commodity

 Harvest 3X
Performance Analysis (1)

 Return Indices
                             DB Commodity
January 2002 -- Aug 2012     Apex 14 ERAC   SandP GSCI       DJUBS
Annualized Returns           21.7%          3.9%           4.7%
Volatility                   13.0%          25.6%          18.6%
Sharpe Ratio                 1.66           0.15           0.25
Maximum Drawdown             -35.0%         -71.6%         -57.1%
  Start Date                 Jun-11         Jul-08         Jul-08
  End Date                   Jul-12         Feb-09         Mar-09
Max Monthly Consecutive Loss -13.8%         -67.8%         -54.5%
  Start Date                 Jul-11         Jul-08         Jul-08
  End Date                   Sep-11         Feb-09         Feb-09
Max / Min Returns
  Rolling 12 Months          93.9% / -30.6% 74.8% / -64.8% 39.9% / -52.7%
  Rolling 3 Months           32.3% / -15.7% 34.4% / -53.4% 24.7% / -39.7%
Average Monthly Returns      1.7%           0.6%           0.5%
% Months with Gains          70.3%          60.9%          58.6%
Correlation
  SandP GSCI                   0.17           1.00           0.91
  DJUBS                      0.28           0.91           1.00

Year on Year Performance Comparison (1)
Annual Returns for Excess
                    DB Commodity Apex 14    SandP GSCI          DJUBS
Calendar Year                   ERAC
2002                            3.14%         29.92%           23.86%

2003                           29.95%         19.48%           22.66%
2004                           60.19%         15.65%           7.64%

2005                           34.00%         21.61%           17.54%
2006                           69.09%         -19.07%          -2.71%
2007                           15.46%         26.81%           11.08%

2008                           45.47%         -47.29%          -36.61%
2009                           21.44%         13.30%           18.72%

2010                            8.31%          8.88%           16.67%
2011                           -5.38%          -1.23%          -13.37%
2012 YTD                      -20.05%          4.91%           3.80%

Annualized Return              21.69%          3.93%           4.74%

Notes:

[GRAPHIC OMITTED]

1 Source: Bloomberg. DB Commodity Apex 14 ERAC index has been retrospectively calculated and Index went live only in June 2011. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Apex 14 ERAC
Index would have been lower than the Index as a result of fees and / or costs.
Statistics shown are for excess return indices. Data is as of 31 Aug 2012

2 Data is as of 31 Aug 2012. These represent the exposure of constituents to DB
Commodity Apex 14 ERAC index

Optimum Yield Enhanced Indices

Section 8

[GRAPHIC OMITTED]

DB Commodity Booster OYE DJUBS

Index Summary

[]   Composition: Same base weights as the DJUBS Index. Weights are rebalanced annually

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary Optimum Yield
     Enhanced ("OY Enhanced") technology, which provides exposure to 3 different contracts on each commodity's curve, with a view to maximizing volatility adjusted implied roll yield. Exposure to the 3 contracts is assessed and rebalanced monthly

--   Exposure to short-term contract (front month), medium-term and long-term contracts (pre- defined schedule based on liquidity)

--   For livestock, exposure is to three-month forward contracts

[]   Transparency: Rule-based index with the closing level published daily on
     Bloomberg (DBCMODUE)

[GRAPHIC OMITTED]

[GRAPHIC OMITTED]

[GRAPHIC OMITTED]

[]   Optimize roll returns by providing exposure to 3 different contracts on each commodity's curve, with a view to maximizing volatility adjusted implied roll yield

DB Commodity Booster OYE DJUBS

Note:

1    Weights shown are: Rebalance Weights for 2012

[GRAPHIC OMITTED]

DB Commodity Booster OYE DJUBS
Performance Analysis

Index Returns (1)

Index Sector Exposure (1)

[GRAPHIC OMITTED]

Sector                  Rebalance Weight (%)
Energy                                      32.64
Precious Metal                              12.56
Industrial Metal                            18.64
Agriculture and Livestock                     36.15

Performance Analysis (1)
                             DB Commodity
 Indices

 ------------------------------------------------ --------
January 2002 -- Aug 2012                       DJUBS          SandP-GSCI
Booster OYE DJUBS DB Commodity Booster OYE
Annualized Returns           12.5%             4.7%           3.9%
Volatility                   16.1%             18.6%          25.6%
Sharpe Ratio(2)              0.78              0.25           0.15
Maximum Drawdown             -52.1%            -57.1%         -71.6%
  Start Date                 Jul-08            Jul-08         Jul-08
  End Date                   Mar-09            Mar-09         Feb-09
Max Monthly Consecutive Loss -49.4%            -54.5%         -67.8%
  Start Date                 Jul-08            Jul-08         Jul-08
  End Date                   Feb-09            Feb-09         Feb-09
Max/Min Returns
  Rolling 12 Months          50.7% / -45.6%    39.9% / -52.7% 74.8% / -64.8%
  Rolling 3 Months           24.3% / -36.9%    24.7% / -39.7% 34.4% / -53.4%
Average Monthly Returns      1.1%              0.5%           0.6%
% Months with Gains          64.1%             58.6%          60.9%
Correlation
DJUBS                        0.97              1.00           0.91
SandP-GSCI                   0.89              0.91           1.00

Year on Year Performance Comparison (1)
Annual Returns for Excess Return

Calendar Year                  DJUBS    DJUBS     SandP-GSCI
2002                           22.98%  23.86%     29.92%
2003                           23.39%  22.66%     19.48%
2004                           24.99%   7.64%     15.65%
2005                           34.94%  17.54%     21.61%
2006                           14.89%   -2.71%    -19.07%
2007                           19.35%  11.08%     26.81%
2008                          -27.14%  -36.61%    -47.29%
2009                           21.67%  18.72%     13.30%
2010                           16.88%  16.67%     8.88%
2011                           -6.80%  -13.37%    -1.23%
2012 YTD                        3.56%   3.80%     4.91%
Annualized Return              12.48%   4.74%     3.93%
DJUBS    0.97 1.00 0.91 2012 YTD           3.56% 3.80% 4.91%
SandP-GSCI 0.89 0.91 1.00 Annualized Return 12.48% 4.74% 3.93%
-------- ---- ---- ---- ----------------- ------ ----- -----

Notes:

[GRAPHIC OMITTED]

1    Source: Bloomberg. DB Commodity Booster OYE DJUBS has been retrospectively calculated and did not exist prior to 31 October 2011. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster OYE DJUBS Index would have been lower than the
     Index as a result of fees and / or costs

2 Sharpe Ratio = annualized return / volatility

3    Data is as of 31 Aug 2012. Statistics shown are for excess return indices.

DB Commodity Booster OYE Benchmark Light Energy
Index Summary

[]   Composition: Same base weights as the SandP GSCI Light Energy Index.
     Weights are rebalanced annually

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary Optimum Yield
     Enhanced ("OY Enhanced") technology, which provides exposure to 3 different contracts on each commodity's curve, with a view to maximizing volatility adjusted implied roll yield. Exposure to the 3 contracts is assessed and rebalanced monthly

--   Exposure to short-term contract (front month), medium-term and long-term contracts (pre- defined schedule based on liquidity)

--   For livestock, exposure is to three-month forward contracts

[]   Transparency: Rule-based index with the closing level published daily on
     Bloomberg (DBRCOSUE)

[GRAPHIC OMITTED]

DB Commodity Booster OYE Benchmark Light Energy

Index Construction

[GRAPHIC OMITTED]

DB Commodity Booster OYE Benchmark Light Energy

Note:

1 Weights shown are: Rebalance Weights for 2012

[GRAPHIC OMITTED]

DB Commodity Booster OYE Benchmark Light Energy

Performance Analysis

Index Returns (1)

[GRAPHIC OMITTED]

DB Commodity Booster OYE Benchmark Light Energy DJUBS
SandP-GSCI Light Energy

Performance Analysis (1)

Index Sector Exposure (1)
------------------------- --------------------------
Sector                    Rebalance Weight (%)
Energy                                        37.38
Precious Metal                                  7.35
Industrial Metal                              14.81
Agriculture and Livestock                       40.45
------------------------- --------------------------

Year on Year Performance Comparison (1)

[GRAPHIC OMITTED]

DB Commodity Annual Returns for Excess Return Indices

                                                                SandP-GSCI Light
 January 2002 -- Aug 2012     Booster OYE       DJUBS           Energy
 OYE                         SandP-GSCI Light
                                                Benchmark light Energy
 Annualized Returns           11.1%             4.7%            3.7%
 Volatility                   16.9%             18.6%           19.4%
 Sharpe Ratio(2)              0.66              0.25            0.19
 Maximum Drawdown             -55.3%            -57.1%          -60.9%
    Start Date                Jul-08            Jul-08          Jul-08
    End Date                  Mar-09            Mar-09          Feb-09
 Max Monthly Consecutive Loss -52.3%            -54.5%          -58.0%
    Start Date                Jul-08            Jul-08          Jul-08
    End Date                  Feb-09            Feb-09          Feb-09
 Max/Min Returns
    Rolling 12 Months         56.7% / -48.7%    39.9% / -52.7%  48.2% / -55.8%
    Rolling 3 Months          24.5% / -41.1%    24.7% / -39.7%  26.1% / -44.6%
 Average Monthly Returns      1.0%              0.5%            0.5%
 % Months with Gains          63.3%             58.6%           59.4%
 Correlation
    DJUBS                     0.94              1.00            0.97
    SandP-GSCI Light Energy     0.97              0.97            1.00

                  DB Commodity Booster
Calendar Year        Benchmark Light Energy    DJUBS        Energy
2002                              14.91%       23.86%       15.09%

2003                              18.06%       22.66%       15.41%
2004                              24.74%       7.64%        7.31%

2005                              34.84%       17.54%       15.51%
2006                              12.68%        -2.71%       -3.77%
2007                              20.90%       11.08%       17.16%

2008                              -29.98%      -36.61%      -40.40%
2009                              17.27%       18.72%       15.17%

2010                              17.10%       16.67%       16.94%
2011                              -1.82%      -13.37%       -7.27%

2012 YTD                          4.98%       3.80%        7.15%
  Annualized Return               11.12%       4.74%        3.74%

Notes:

1    Source: Bloomberg. DB Commodity Booster OYE Benchmark Light Energy has been retrospectively calculated and did not exist prior to 30 November 2011.
     Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster OYE Benchmark Light Energy Index
     would have been lower than the Index as a result of fees and / or costs

2    Sharpe Ratio = annualized return / volatility

3    Data is as of 31 Aug 2012. Statistics shown are for excess return indices.

DB Commodity Curve Alpha ERAC
Index Summary

[]   Composition: DB Commodity Curve Alpha ERAC Index (the "Index") has the same base weights as the SandP GSCI Light Energy Index. Weights are rebalanced annually

[]   Market Neutral Strategy: For each constituent commodity, the Index provides short exposure to the corresponding single commodity SandP GSCI Index and volatility adjusted long exposure to the OY Enhanced Index. The Index seeks to provide market-neutral exposure, and to generate returns from carry using DB's Optimum Yield Enhanced methodology

[]   Volatility Weighting: Every month, the long leg exposure for each constituent commodity is reset to 100%. Exposure to the short leg is set to
     (--100%) * 3-month realized volatility of the single commodity OY Enhanced
     Index / 3-month realized volatility of the single commodity GSCI index[]
     Embedded Cost: 0.75% per annum

[]   Transparency: Rule-based index with the closing level published daily on
     Bloomberg (DBRCOAEC)

[GRAPHIC OMITTED]

DB Commodity Curve Alpha ERAC

Strategy aims to generate alpha from roll returns by going long the single commodity OY Enhanced index and short volatility weighted exposure to the single commodity Benchmark Light Energy index

Index Construction

Constituent commodities SandP GSCI single commodity indices Apply Optimum Yield
Enhanced Technology

[]   Optimize roll returns by providing exposure to 3 SandP GSCI rolls each different contracts on each commodity's curve, commodity to its nearest with a view to maximizing volatility adjusted available futures contract implied roll yield OY Enhanced single commodity indices Short exposure =
     3-month realized volatility of single commodity OY Enhanced / 3-

Long Exposure = 100% month realized volatility of single
                     commodity GSCI Index

Carry Strategy

[]   Market neutral equally weighted Long and Short positions to generate Alpha.
     Exposure to long and short legs rebalanced monthly to maintain market neutrality

Single commodity long-short basket

Provide same exposure to the
single commodity long-short
basket as in the SandP GSCI Light
Energy Index. Weights are
rebalanced annually

DB Commodity Curve Alpha

Subtract 0.75% fees per annum

DB Commodity Curve Alpha ERAC

[GRAPHIC OMITTED]

DB Commodity Curve Alpha ERAC

Performance Analysis

Index Returns[1]



500
400
300
200
100
0
Jan-02
Jan-04
Jan-06
Jan-08
Jan-10
Jan-12
DB Commodity Curve Alpha ERAC
DB Commodity Booster OYE Benchmark Light Energy
S&P-GSCI Light Energy

Index Sector Exposure[1]

Sector	Rebalance Weight (%)
Energy	37.38
Precious Metal	7.35
Industrial Metal	14.81
Agriculture & Livestock	40.45

Performance Analysis[1]

January 2002 – Aug 2012	DB Commodity Curve Alpha ERAC	DB Commodity Booster OYE Benchmark light Energy	S&P-GSCI Light Energy
Annualized Returns	6.5%	11.1%	3.7%
Volatility	2.6%	16.9%	19.4%
Sharpe Ratio[2]	2.53	0.66	0.19
Maximum Drawdown	-4.3%	-55.3%	-60.9%
Start Date	Jun-11	Jul-08	Jul-08
End Date	Jul-12	Mar-09	Feb-09
Max Monthly Consecutive Loss	-2.4%	-52.3%	-58.0%
Start Date	Feb-12	Jul-08	Jul-08
End Date	Jul-12	Feb-09	Feb-09
Max/Min Returns			
Rolling 12 Months	19.4% / -4.1%	56.7% / -48.7%	48.2% / -55.8%
Rolling 3 Months	6.7% / -2.4%	24.5% / -41.1%	26.1% / -44.6%
Average Monthly Returns	0.5%	1.0%	0.5%
% Months with Gains	68.0%	63.3%	59.4%
Correlation			
DB Commodity Booster OYE Benchmark Light Energy	0.17	1.00	0.97
S&P-GSCI Light Energy	0.02	0.97	1.00

Year on Year Performance Comparison[1]

	Annual Returns for Excess Return Indices		
Calendar Year	DB Commodity Curve Alpha ERAC	DB Commodity Booster OYE Benchmark Light Energy	S&P-GSCI Light Energy
2002	1.57%	14.91%	15.09%
2003	3.44%	18.06%	15.41%
2004	16.21%	24.74%	7.31%
2005	17.04%	34.84%	15.51%
2006	10.63%	12.68%	-3.77%
2007	5.83%	20.90%	17.16%
2008	11.82%	-29.98%	-40.40%
2009	2.31%	17.27%	15.17%
2010	0.57%	17.10%	16.94%
2011	3.98%	-1.82%	-7.27%
2012 YTD	-1.74%	4.98%	7.15%
Annualized Return	**6.54%**	**11.12%**	**3.74%**

Note:

1 Source: Bloomberg. DB Commodity Curve Alpha ERAC Index and DB Commodity Booster OYE Benchmark Light Energy Index have been retrospectively calculated and did not exist prior to 30 November 2011. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the DB Commodity Curve Alpha ERAC Index have been lower than the Index as a result of fees and / or costs

2 Statistics shown are for excess return / ERAC indices. Data is as of 31 Aug 2012

Deutsche Bank

61

DB Commodity Curve Alpha ERAC 10
Index Summary

[]   Composition: DB Commodity Curve Alpha ERAC Index (the "Index") has the same base weights as the SandP GSCI Light Energy Index. Weights are rebalanced annually

[]   Market Neutral Strategy: For each constituent commodity, the Index provides short exposure to the corresponding single commodity SandP GSCI Index and volatility adjusted long exposure to the OY Enhanced Index. The Index seeks to provide market-neutral exposure, and to generate returns from carry using DB's Optimum Yield Enhanced methodology

[]   Volatility Weighting: Every month, the long leg exposure for each constituent commodity is reset to 100%. Exposure to the short leg is set to
     (--100%) * 3-month realized volatility of the single commodity OY Enhanced
     Index / 3-month realized volatility of the single commodity GSCI index

[]   Target Volatility: DB Commodity Curve Alpha ERAC 10 Index varies exposure to the DB

Commodity  Curve  Alpha ERAC Index  with a view to target a  volatility  of 10%.
Exposure is capped at 600%.

[] Transparency: Rule-based  index with the closing level published daily on
Bloomberg (DBRCOCUE)

[GRAPHIC OMITTED]

DB Commodity Curve Alpha ERAC 10

Index Construction

Strategy aims to generate alpha from roll returns by going long the single commodity OY Enhanced index and short volatility weighted exposure to the single commodity Benchmark Light Energy index



Constituent commodities
S&P GSCI single commodity indices
Apply Optimum Yield Enhanced Technology
Optimize roll returns by providing exposure to 3 different contracts on each commodity's curve, with a view to maximizing volatility adjusted implied roll yield
S&P GSCI rolls each commodity to its nearest available futures contract
OY Enhanced single commodity indices
Short exposure = 3-month realized volatility of single commodity OY Enhanced / 3-month realized volatility of single commodity GSCI Index
Long Exposure = 100%
Carry Strategy
Market neutral equally weighted Long and Short positions to generate Alpha. Exposure to long and short legs rebalanced monthly to maintain market neutrality
Single commodity long-short basket
Provide same exposure to the single commodity long-short basket as in the S&P GSCI Light Energy Index. Weights are rebalanced annually
DB Commodity Curve Alpha
Subtract 0.75% fees per annum
DB Commodity Curve Alpha ERAC
Volatility targeted at 10% by varying exposure to the DB Commodity Curve Alpha ERAC. Exposure is capped at 600%
DB Commodity Curve Alpha ERAC 10

Deutsche Bank

63

DB Commodity Curve Alpha ERAC 10

Performance Analysis

Index Returns (1)

Index Sector Exposure (1)

[GRAPHIC OMITTED]

Sector                  Rebalance Weight (%)
Energy                                      37.38
Precious Metal                                7.35
Industrial Metal                            14.81
Agriculture and Livestock                     40.45

                             DB Commodity Curve Alpha ERAC 10
                             DB Commodity Curve Alpha ERAC
                             SandP-GSCI Light Energy

Performance Analysis (1)

                             DB Commodity
Return Indices
January 2003 -- Aug 2012     Curve Alpha     DB Commodity  SandP-GSCI Light
                             ERAC 10         Curve Alpha ERAC Energy
Annualized Returns           32.2%           7.1%             2.6%
Volatility                   10.6%           2.6%             20.0%
Sharpe Ratio(2)              3.03            2.70             0.13
Maximum Drawdown             -21.2%          -4.3%            -60.9%
  Start Date                 Aug-11          Jun-11           Jul-08
  End Date                   Jul-12          Jul-12           Feb-09
Max Monthly Consecutive Loss -13.1%          -2.4%            -58.0%
  Start Date                 Feb-12          Feb-12           Jul-08
  End Date                   Jul-12          Jul-12           Feb-09
Max/Min Returns
  Rolling 12 Months          129.6% / -20.7% 19.4% / -4.1%    48.2% / -55.8%
  Rolling 3 Months           37.2% / -12.4%  6.7% / -2.4%     26.1% / -44.6%
Average Monthly Returns      2.4%            0.6%             0.4%
% Months with Gains          69.8%           69.8%            59.5%
Correlation
  DB Commodity Curve Alpha   0.96            1.00             0.03
ERAC
  SandP-GSCI Light Energy      0.04            0.03             1.00

                           Year on Year Performance Comparison (1)
                              Annual Returns for Excess
                       DB Commodity     DB Commodity
                                                           SandP-GSCI Light
Calendar Year     Curve Alpha ERAC 10 Curve Alpha ERAC     Energy

2003                         16.90%             3.44%      15.41%
2004                         93.81%            16.21%      7.31%
2005                         97.40%            17.04%      15.51%
2006                         56.71%            10.63%      -3.77%
2007                         28.09%             5.83%      17.16%
2008                         50.11%            11.82%      -40.40%
2009                          4.87%             2.31%      15.17%
2010                          4.96%             0.57%      16.94%
2011                         11.37%             3.98%      -7.27%
2012 YTD                    -10.20%            -1.74%      7.15%
Annualized Return            32.15%             7.07%    2.64%

Note:

[GRAPHIC OMITTED]

1    Source: Bloomberg. DB Commodity Curve Alpha ERAC 10 Index and DB Commodity
     Curve Alpha ERAC Index have been retrospectively calculated and did not exist prior to 30 November 2011. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Curve Alpha
     ERAC 10 Index have been lower than the Index as a result of fees and / or costs

2    Statistics shown are for excess return / ERAC indices. Data is as of 31 Aug
     2012

Appendix

Appendix 1

[GRAPHIC OMITTED]

Types of Returns in a Commodity Index
Total Return vs. Excess Return

Stock and Bond returns come from two sources:

[]   Underlying price movement

[]   Dividends (Stocks) or Coupons (Bonds)

Commodity returns come from three sources:

[]   Collateral Yield

[]   Interest earned on capital held as collateral

[]   Spot Return

[]   Change in front month futures contract

[]   Roll Return

[]   Process of buying a futures contract at a premium (negative roll) or discount (positive roll) to the spot price

Excess Return = Spot Return + Roll Return

Total Return = Excess Return + Collateral Yield

Collateral yield of 3-Month US Treasury Bills is added to the DB Commodity excess return version indices to create the DB Commodity total return version

[GRAPHIC OMITTED]

Mean Reversion

[]   The mean reversion methodology overweights "cheap" commodities and underweights "expensive" commodities based on their respective 5y moving average price vs. 1y moving average price

[GRAPHIC OMITTED]

     Outperformance

Year             (%)

[]   Heavy investment in Corn and Wheat as agricultural commodities are the most
     In 2009 the index was overweight in

2006          36.15

 Aluminum and Oil and gained from rallies in
                                         historically undervalued. Captures the
2007           7.82                      2006 Ags rally. Underweighting in
 both. However, it was underweight in Gold

 and missed out on the Gold rally
2008           4.17                      Energy also contributed to good

                                         performance as energy prices declined
2009          12.12                      significantly in 2006

2010           1.30
                     Source: Bloomberg
2011           -1.34

[]   In 2008 the index increased its weight to Aluminum and reduced its weight to

[]   Energy, which was then at historical highs. In retrospect, while the under-weighting in Energy was a good decision, the overweight in Aluminum was not, as Aluminum prices declined significantly

Notes:

[GRAPHIC OMITTED]

1    Past performance is not a guarantee of future results

2    The Mean Reversion strategy may not always result in outperformance to benchmark commodity indices. As a long-only commodity index, if all underlying commodity prices fall, the DBLCI -- Mean Reversion will also likely result in a negative performance

3    Data is as of 30 December 2011. DBLCI and DBLCI-MR are calculated retrospectively prior to their Index Live Dates

MR+

[]   DBLCI-MR Plus (TM) Excess Return is a dynamic allocation strategy based on the performance of the DBLCI-MR (TM) Excess Return Index

[]   Mandatory rebalancing takes place on a monthly basis

[]   At each monthly rebalancing, the allocation in the DBLCI-MR (TM) Excess
     Return strategy is determined based on the performance of the DBLCI-MR (TM)
     Excess Return over the previous 12 months

[]   Twelve performance indicators are built, reflecting the performance of
     DBLCI-MR (TM) Excess Return over previous 12-months, 11-months, 10-months[]
     3-months, 2-months, 1-month

[]   The allocation or component weight to commodities is proportional to the number of times the DBCLI-MR (TM) Excess Return performance is greater than zero. The current allocation is 91.67% (see table)

[]   Rules based momentum strategy with no human intervention, only execution

[]   The allocation can be as low as 0% and as high as 100%

Retrospective lookback over 12 periods

[GRAPHIC OMITTED]

DBLCI-MR (Lookback Returns as of 8(th) Aug 2012)

1 Month  8.1%
-------- -----
2 Month  14.9%
3 Month  7.7%
-------- -----
4 Month  4.4%
-------- -----
5 Month  -0.8%
-------- -----
6 Month  0.5%
-------- -----
7 Month  0.8%
-------- -----
8 Month  5.4%
-------- -----
9 Month  2.2%
-------- -----
10 Month 8.7%
-------- -----
11 Month 2.4%
-------- -----
12 Month 6.7%

Notes: Returns are calculated as of 6(th) business day of each month, from Aug
2011 to Aug 2012.

[GRAPHIC OMITTED]

Optimized Yield

Contract Selection to Create an "Optimal Yield"

Contract selection and roll return can have a significant impact in the overall return of the index

[]   Deutsche Bank's proprietary optimum yield ("OY") technology rolls into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[GRAPHIC OMITTED]

Contract Expiry Date

[]   Longer dated contracts typically have less negative carry when the curve slopes upward (contango)

[GRAPHIC OMITTED]

Greater Roll Yield

[GRAPHIC OMITTED]

[GRAPHIC OMITTED]

Less Roll Yield

[GRAPHIC OMITTED]

Contract Expiry Date

[]   Shorter dated contracts typically offer greater positive carry when the curve slopes downward (backwardation)

[GRAPHIC OMITTED]

Optimized Yield

Annualized  Excess returns from Jan 2002 to Aug 2012. Most Optimum Yield indices have outperformed corresponding front-month rolling indices

Energy Sector

Base Metals Sector

[GRAPHIC OMITTED]

[GRAPHIC OMITTED]

Source: Bloomberg Notes:

1 All indices have been retrospectively calculated and did not exist prior to 31
May 2006. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future

2 Data as of 31 Aug 2012

Target Volatility Applying Volatility Targeting to Potentially Control Risk

                                Step I
     Rebalancing             Realized Volatility Monitoring
    Once a Month            Based on Last 90 Days Returns

                                                  3 Month
  Volatility
                                      Realized Volatility
 Target Return
                        Month            (Annualized %)
                        12                          10.00
                        13                          12.50
Numerical Example:      14                            5.00
Volatility Target = 15% 15                            7.50
                        16                          15.00
                        17                          20.00
                        18                          30.00

                    Step II                                Step III
    Volatility Based Participation:                  Vol Target Index
  Participation = Target Volatility /           Return = Participation x
Realized Volatility, subject to certain         Underlying Index Return
        maximum and minimum
                                    Underlying

        Vol Target Allocation     Index Return

                 (%)            (%)     (%)
            150.00           +5.00      +7.50
            120.00           --1.00     --1.20
            300.00           +3.00      +9.00
            200.00           --2.00     --4.00
            100.00           --5.00     --5.00
              75.00          +1.00      +0.75
              50.00         --10.00     --5.00

[GRAPHIC OMITTED]

Risk-Parity Technology

[]   On each rebalance date we calculate the total index risk, Rp , on that date according to the formula 4 4 RP =[][]Wi Wj []i []j []ij i=1 j=1

[]   Where the volatility and dollar-weighting of the i(t)(h) sector index is given by i i, respectively, and the correlation ([]) (and W) between the indices is given by ([])ij. To calculate ([])i and ([])ij we have used
     90-day historical levels based on log returns

[]   The amount of risk contributed, RCi , to the portfolio by the i(th) sector index is then calculated according to 4 Wi []i []Wj []j []ij RCi = j=1 RP

[]   We then solve the above set of non linear equations for each (W)i with the following constraints 1) (W)i [] 0 for each i 2) (RC)1 (= RC)2 (= RC)3 (=
     RC)4 3) (R)P = TV, where TV is some pre-defined target level of portfolio risk

[]   Constraints 1) and 2) above are necessary and sufficient for any risk-parity formulation, but using only these two constraints leaves one degree-of-freedom open. Constraint 3) above fixes this final degree-of-freedom by imposing an overall leverage on the index in an attempt to target a constant level of (user-specified) risk within the portfolio of sector exposures

[GRAPHIC OMITTED]

Liquid Contracts for Optimum Yield Enhanced Indices

Commodity                      Liquid Contracts
           WTI Crude Oil   Jun                  Dec
             Natural Gas   Jan                  Jul
              Heating Oil  Jun                  Dec
          RBOB Gasoline    Jun                  Dec
          Brent Crude Oil  Jun                  Dec
                  Gas Oil  Jun                  Dec
                     Gold  Jun                  Dec
                    Silver Jul                  Dec
                Soybeans   Jul                  Nov
                     Corn  Jul                  Dec
                   Wheat   Jul                  Dec
             Soybean Oil   Jul                  Dec
                    Sugar  Mar                  Oct
                   Coffee  Jul                  Dec
                   Cotton  Jul                  Dec
           Kansas Wheat    Jul                  Dec
                   Cocoa   Mar                  Dec
                  Copper   Jun                  Dec
               Aluminum    Jun                  Dec
                     Zinc  Jun                  Dec
                   Nickel  Jun                  Dec
                     Lead  Jun                  Dec

[GRAPHIC OMITTED]

Comparative Performance Statistics

                                Annualized Returns for Various Indices
                                   YTD Return [] 1 Year Return  3 Year Return
Beta Allocation Indices
  DBLCI (TM)                                 5.94%         -0.93%          9.28%
  SandP GSCI (TM)                            4.91%          0.38%          6.99%
  DJ-UBSCI (SM)                              3.80%        -11.16%          5.11%
Optimum Yield Based Indices
  DB Commodity Booster -- DJUBS ERAC         3.89%        -10.59%          6.18%
  DB Commodity Booster DJUBS -- TV14 ERAC    1.50%        -11.83%          4.35%
  DB Commodity Booster -- Benchmark          4.05%         -1.54%          7.30%
Mean Reversion Based Indices
  DBLCI-MR                                   5.72%         -0.36%          9.42%
  DBLCI -- Mean Reversion Enhanced ERAC     -5.69%        -23.40%         -5.89%
  DBLCI MR Enhanced 15                      -4.58%        -19.19%         -3.87%
  DBLCI MR+                                  0.86%         -3.73%          3.13%
Market Neutral Indices
  DB Commodity Harvest ERAC                 -2.22%         -3.06%         -0.79%
  DB Commodity Harvest -- 10 ERAC          -11.01%        -14.57%         -5.12%
DB Commodity Allocator Index                -6.51%        -13.32%         -6.72%
DB Commodity Risk Parity 18 Index            3.71%        -15.46%        10.82%
DB Commodity Apex 14 Index ERAC            -20.05%        -25.88%         -5.17%
DBLCI Commodity Momentum Index             -21.20%        -15.79%          2.74%
Optimum Yield Enhanced Based Indices
  DB Commodity Booster OYE DJUBS             3.56%         -9.50%          7.61%
  DB Commodity Booster OYE Benchmark LE      4.98%         -4.71%          9.74%
  DB Commodity Curve Alpha ERAC             -1.74%         -2.33%          0.99%
  DB Commodity Curve Alpha ERAC 10         -10.20%        -13.52%          1.84%
Other Asset Classes
  Equities (SandP 500)                       13.51%         17.95%         13.61%
  Fixed Income (US Govt. All Total Return)   3.25%          5.29%          4.67%

[GRAPHIC OMITTED]

5 Year Return  10 Year Return    Volatility[2]  Sharpe Ratio

        -0.87%           7.19%      23.23%      0.31
        -3.91%           2.23%      25.42%      0.09
        -2.48%           3.59%      18.56%      0.19
         0.26%           9.31%      16.98%      0.55
         2.91%          12.60%      14.51%      0.87
         1.11%          10.58%      22.31%      0.47
         2.97%          11.68%      21.30%      0.55
        -1.96%           7.73%      19.48%      0.40
         0.96%          12.54%      15.43%      0.81
         6.17%          10.22%      15.59%      0.66
         1.87%           4.41%        3.40%     1.30
         4.33%          12.84%      10.79%      1.19
         3.52%          10.62%      14.02%      0.76
         8.92%          21.29%      19.29%      1.10
       11.08%           22.37%      12.99%      1.72
       18.09%           13.16%      16.48%      0.80
         2.63%          11.63%      16.09%      0.72
         2.61%          10.71%      17.01%      0.63
         4.09%           6.66%        2.57%     2.59
       14.70%          31.71%(3)    10.35%(3)   3.06(3)
           1.28%           6.50%      20.96%    0.31
         5.30%           4.75%        2.79%     1.70

Notes: Statistics shown for "Other asset classes" are computed using Total
Return Indices. Sharpe Ratio for these indices is computed using a threshold return of zero All indices have been retrospectively calculated and did not exist prior to their respective Index Live Date. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future.
Source: Bloomberg. Data as of 31 Aug 2012

1 Annualised return based on total return, excess return and ERAC

2 Annualised vol of the daily lognormal returns

3 Data available from 31 October 2002

Products
DB Commodity Indices                 Delta 1 Structures Structures with
 Vanilla
                                                               Optionality
DB Commodity Booster -- DJUBS ERAC                 []               []
------------------------------------------------ ----------
 -----------------------
DB Commodity Booster DJUBS -- TV14 ERAC            []               []
------------------------------------------------ ----------
 -----------------------
DB Commodity Booster -- Benchmark                  []               []
------------------------------------------------ ----------
 -----------------------
DBLCI-MR                                           []
------------------------------------------------ ----------
 -----------------------
DBLCI-MR+                                          []
------------------------------------------------ ----------
 -----------------------
DBLCI -- Mean Reversion Enhanced ERAC              []               []
------------------------------------------------ ----------
 -----------------------
DB MR Enhanced 15                                  []               []
------------------------------------------------ ----------
 -----------------------
DB Commodity Harvest ERAC                          []               []
------------------------------------------------ ----------
 -----------------------
DB Commodity Harvest -- 10 ERAC                    []               []
------------------------------------------------ ----------
 -----------------------
DBLCI Commodity Momentum Index                     []
------------------------------------------------ ----------
 -----------------------
DB Commodity Allocator                             []                *
------------------------------------------------ ----------
 -----------------------
DB Commodity Risk Parity 18 Index                  []
------------------------------------------------ ----------
 -----------------------
DB Commodity Apex 14 ERAC Index                    []               []
------------------------------------------------ ----------
 -----------------------
DB Commodity Booster OYE DJUBS                     []
------------------------------------------------ ----------
 -----------------------
DB Commodity Booster OYE Benchmark Light Energy    []
------------------------------------------------ ----------
 -----------------------
DB Commodity Curve Alpha ERAC                      []
------------------------------------------------ ----------
 -----------------------
DB Commodity Curve Alpha ERAC 10                   []
------------------------------------------------ ----------
 -----------------------

Notes: We can offer Structures with Vanilla Optionality on DB Commodity
Allocator 12 Index

[GRAPHIC OMITTED]

Market Data Sources

Bloomberg Tickers and Index Live Dates

                                             Bloomberg Ticker   Index Live Date
SandP GSCI Index                             SPGCCIP(Index)
SandP GSCI Light  Energy                     SPGSLEP(Index)
DJUBS                                        DJUBS  (Index)
DBLCI                                        DBLCMACL (Index)  28 February 03
DBLCI-MR                                     DBLCMMCL (Index)  28 February 03
DBLCI -- Mean Reversion Enhanced ERAC        DBLCMREN (Index)  26 October 09
DB MR Enhanced 15                            DBLCMTEU (Index)  28 September 09
DBLCI-MR+                                    DBLCMPUE (Index)  20 June 07
DB Commodity Booster --  Benchmark           DBCMBSEU (Index)  15 December 07
DB Commodity Booster -- Benchmark Light Energy DBCMBLEU (Index)15 December 07
DB Commodity  Booster -- DJUBS ERAC          DBCMBDEN (Index) 12 October 10
DB Commodity  Booster DJUBS -- TV14 ERAC     DBCMBTVN (Index) 12 October 10
DB Commodity Harvest ERAC                    DBLCHNUE (Index) 14 October 08
DB Commodity Harvest -- 10 ERAC              DBCMHVEG (Index) 14 October 08
DB Commodity Booster OYE DJUBS               DBCMODUE (Index) 31 October 11
DB Commodity Booster OYE Benchmark Light Energy DBRCOSUE (Index) 30 November 11
DB Commodity Curve Alpha ERAC                DBRCOAEC (Index) 30 November 11
DB Commodity Curve  Alpha  ERAC  10          DBRCOCUE  (Index)  30  November 11
DB Commodity Allocator                       DBLCABER (Index) 24 October 09
DB Commodity  Risk Parity 18 Index           DBCMRPTV  (Index)  August 2010
DBLCI Commodity Momentum Index               DBCMMOUE (Index) 18 October 10
DB  Commodity  Apex 14 ERAC Index            DBCMA14N  (Index)  June 11
Equities  (SandP 500) Total Return           SPTR (Index) Fixed Income
Total Return                                 JHDCGBIG (Index)

[GRAPHIC OMITTED]

[GRAPHIC OMITTED]

Optimized Yield
Available Indices

Commodity       Contract Expiry Date    Bloomberg Ticker Index Live Date
Energy
WTI Crude Oil   20-Jun-13               DBLCOCLE Index   31 May 06
Brent Crude Oil 13-Sep-12               DBLCYECO Index   31 May 06
Heating Oil     29-Mar-13               DBLCOHOE Index   31 May 06
RBOB Gasoline   30-Nov-12               DBLCYERB Index   31 May 06
Gasoil          12-Jun-13               DBLCYEGO Index   31 May 06
Natural Gas     26-Sep-12               DBLCYENG Index   31 May 06
Base Metals
Aluminum        17-Oct-12               DBLCOALE Index   31 May 06
Copper          20-Mar-13               DBLCYECU Index   31 May 06
Zinc            19-Dec-12               DBLCYEZN Index   31 May 06
Nickel          18-Sep-13               DBLCYENI Index   31 May 06
Lead            19-Dec-12               DBLCYEPB Index   31 May 06
Precious Metals
Gold            27-Dec-12               DBLCOGCE Index   31 May 06
Silver          27-Dec-12               DBLCYESI Index   31 May 06
Agriculture
Wheat           12-Jul-13               DBLCOWTE Index   31 May 06
Kansas Wheat    12-Jul-13               DBLCYEKW Index   31 May 06
Corn            14-Dec-12               DBLCOCNE Index   31 May 06
Soybean         14-Nov-12               DBLCYESS Index   31 May 06
Cotton          09-Oct-12               DBLCYECE Index   31 May 06
Sugar           28-Jun-13               DBLCYESB Index   31 May 06
Coffee          18-Mar-13               DBLCYEKC Index   31 May 06
Cocoa           13-Dec-12               DBLCYECC Index   31 May 06

Source: DBIQ

Notes:

1 Bloomberg Tickers shown are for Excess Return version of the indices

2 Data as of 31 Aug 2012

Risk Considerations

[]   The information contained in this presentation does not provide personal investment advice. You should consult with independent accounting, tax, legal and regulatory counsel regarding such matters as they may apply to your particular circumstances

Strategy Risk

[]   The DB Commodity Harvest Indices adopt a market neutral strategy by taking a long position in a specified booster index and a short position in a specified benchmark index. However, this market neutral strategy may not be successful, and each index may not be able to achieve its desired objective

[]   The Optimum Yield and Optimum Yield Enhanced strategies described herein aim to maximize the potential roll benefits in backwardated markets and minimize potential roll losses in contango markets by purchasing the relevant new futures contracts that would generate the maximum implied roll yield. However, indices employing the Optimum Yield and Optimum Yield
     Enhanced strategies may not be successful in achieving the desired objective

[]   The Target Volatility strategy described herein aims to achieve a specified realized volatility in the base index by adjusting the level of participation based on the historical realized volatility of the base index. However, indices employing the Target Volatility strategy may not be successful in achieving the desired objective

[]   The Mean Reversion strategy described herein aims to maximize returns by over-weighting relatively cheap commodities and under-weighting relatively expensive commodities. However, indices employing the Mean Reversion strategy may not be successful in achieving the desired objective

[]   The Momentum strategy described herein aims to go long a basket of commodities at certain times, short a basket of commodities at certain other times and provide no exposure the remaining times based on observing momentum across fourteen commodities. However, indices employing the
     Momentum strategy may not be successful in achieving the desired objective

[]   The Risk Parity strategy described herein aims to provide exposure to four commodity sector indices such that risk contribution of each to the resulting portfolio, determined based on past three months' realized volatilities and correlations, is equal. However, indices employing the
     Risk Parity strategy may not be successful in achieving the desired objective

[]   The Allocator strategy described herein aims to maximize returns by combining the Mean Reversion and Optimal Roll Yield strategies described herein. However, there is no guarantee that an index employing the
     Allocator strategy, or any of the Mean Reversion and Optimal Roll Yield
     strategies, will be successful in achieving the desired objective

[]   The Apex 14 ERAC Index described herein aims to maximize returns by combining the Mean Reversion, market neutral, Momentum and Target
     Volatility strategies described herein. However, there is no guarantee that an index employing any of these strategies will be successful in achieving the desired objective.

[]   Commodities are speculative and highly volatile and the risk of loss from investing in financial instruments linked to commodities or commodity indices can be substantial

[GRAPHIC OMITTED]

Risk Considerations (Cont'd)

Past Performance

[]   An index's performance is unpredictable, and past performance is not indicative of future performance. We give no representation or warranty as to the future performance of any index or investment

[]   Some of the indices described herein have very limited performance history

Index Comparison

[]   In this document, various performance-related statistics, such as index return and volatility, among others, of each Deutsche Bank proprietary index included herein are compared with those of their related Deutsche
     Bank and/or non- Deutsche Bank indices. Such comparisons are for information purposes only. No assurance can be given that such Deutsche
     Bank proprietary indices included herein will outperform their related
     Deutsche Bank and/or non-Deutsche Bank indices in the future; nor can assurance be given that such Deutsche Bank proprietary indices will not significantly underperform their related Deutsche Bank and/or non-Deutsche
     Bank indices in the future. Similarly, no assurance can be given that the relative volatility levels of such Deutsche Bank proprietary indices and their related Deutsche Bank and/or non-Deutsche Bank indices will remain the same in the future

Backtesting

[]   Backtested, hypothetical or simulated performance results discussed herein have inherent limitations. Unlike actual historical performances, simulated results are achieved by means of the retroactive application of a backtested model itself designed with the benefit of hindsight. Taking into account historical events, the backtesting of performance also differs from actual account performance because an actual investment strategy may be adjusted any time, for any reason, including a response to material, economic or market factors. The backtested performance includes hypothetical results that do not reflect the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid. Past hypothetical backtest results are neither an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the analysis contained herein

Free Writing Prospectus

[]   Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that
     Deutsche Bank AG has filed with the SEC for more complete information about
     Deutsche Bank AG and any such offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www. sec. gov.
     Alternatively, Deutsche Bank AG, any agent or any dealer participating in the offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-311-4409

[GRAPHIC OMITTED]

Disclaimer

SandP GSCI SM Disclaimer

Any securities Deutsche Bank AG may issue from time to time and this presentation are not sponsored, endorsed, sold or promoted by Standard and
Poor's, a division of The McGraw-Hill Companies, Inc. ("SandP"). Standard and
Poor's does not make any representation or warranty, express or implied, to the owners of any securities or any member of the public regarding the advisability of investing in any securities or the ability of SandP GSCI Index to track general commodity market performance. SandP's only relationship to Deutsche Bank
AG is the licensing of certain trademarks and trade names of SandP and of SandP
GSCI Index, which indices are determined, composed and calculated by SandP without regard to Deutsche Bank AG or any securities. SandP has no obligation to take the needs of Deutsche Bank AG or the owners of any securities into consideration in determining, composing or calculating SandP GSCI Index. SandP is not responsible for and have not participated in the determination of the timing of, prices at, or quantities of any securities to be issued or in the determination or calculation of the equation by which the SandP GSCI Index is to be converted into cash. SandP has no obligation or liability in connection with the administration, marketing or trading of any securities.

SandP DOES NOT GUARANTEE THE ACCURACY AND / OR THE COMPLETENESS OF SandP GSCI
INDEX OR ANY DATA INCLUDED THEREIN AND SandP SHALL HAVE NO LIABILITY FOR ANY
ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. SandP MAKES NO WARRANTY, EXPRESS OR
IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK AG, OWNERS OF SECURITIES
OR ANY OTHER PERSON OR ENTITY FROM THE USE OF SandP GSCI INDEX OR ANY DATA
INCLUDED THEREIN. SandP MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY
DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE
OR USE WITH RESPECT TO THE SandP INDICES OR DEUTSCHE BANK'S VARIATIONS OF SandP
INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN
NO EVENT SHALL SandP HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR
CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE
POSSIBILITY OF SUCH DAMAGES.

SandP GSCI Index is a trademark of The McGraw-Hill Companies, Inc. and has been licensed for use by Deutsche Bank AG. DJ-UBSCISM Disclaimer "Dow Jones[R]",
"DJ", "UBS," "DJ-UBSCISM" are service marks of Dow Jones and Company, Inc. ("Dow
Jones") and UBS AG ("UBS AG"), as the case may be, and have been licensed for
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or implied, to the owners of or counterparts to any securities or any member of
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activity will affect the value of the Dow Jones-UBS Commodity IndexSM and any
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ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED,
AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK AG, OWNERS OF ANY SECURITIES OR
ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES-UBS COMMODITY INDEXSM
OR ANY DATA RELATED THERETO. NONE OF DOW JONES, UBS AG, UBS SECURITIES OR ANY OF
THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND
EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A
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SHALL DOW JONES, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR
AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE,
SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY
THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR
ARRANGEMENTS AMONG DOW JONES, UBS SECURITIES AND DEUTSCHE BANK AG, OTHER THAN
UBS AG.

"Dow Jones[R]", "DJ", "UBS[R]" "Dow Jones-UBS Commodity IndexSM" are service marks of Dow Jones and Company, Inc. and UBS AG, as the case may be, and have been licensed for use for certain purposes by Deutsche Bank. The DB Commodity
Harvest -- DJUBS and DB Commodity Booster -- DJUBS, which is based in part on the Dow Jones-UBS Commodity Index, is not sponsored or endorsed by Dow Jones and
Company, Inc. or UBS Securities LLC, but is published with their consent.

[GRAPHIC OMITTED]